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                                                                  Exhibit 4.3

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                             CONVEYANCE AGREEMENT


                  Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta
Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta Mortgage Conduit
Services, Inc., Advanta Finance Corp., Advanta Conduit
Receivables, Inc. and Advanta National Bank USA, as Affiliated Originators and Advanta Mortgage Conduit Services, Inc., as
Sponsor, pursuant to the Master Loan Transfer Agreement dated as of February 15, 1995 (the "Mortgage Transfer Agreement") among themselves and Bankers Trust Company of California, N.A.
as conduit trustee (the "Conduit Trustee"), hereby confirm their understanding with respect to the conveyance by each Affiliated Originator and the Sponsor of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the
"Transferred Mortgage Loans") from the Conduit Acquisition
Trust to the Advanta Mortgage Loan Trust 1997-1 (the "Trust").

                  Conveyance of Transferred Mortgage Loans.  Each
Affiliated Originator and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey, and does direct the Conduit Trustee to convey:

                  (i) from the Conduit Acquisition Trust to the Trust, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the "related Advanta Pooling Agreement"), the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all interest and principal received by such Affiliated Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related insurance policies.

                  If an Affiliated Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such

Affiliated Originator shall promptly deliver to Bankers Trust
Company of California, in its capacity as Trustee (the
"Trustee") such original Mortgage or mortgage assignment with



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evidence of recording indicated thereon upon receipt thereof from the public recording official.

                  The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Affiliated Originator.

                  The Affiliated Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Master Transfer Agreement with respect to the Transferred
Mortgage Loans, together with the following additional representation and warranty:

                  As of the Startup Day, no Mortgagor is currently a debtor in a case under Title 11 of the United States Code, or any similar state insolvency proceeding.

                  Bankers Trust Company of California, N.A., in its capacity as Trustee, and the Trust are intended beneficiaries of this Agreement and of the foregoing representations, warranties and agreements.

                  The "Cut-Off Date" with respect to such Transferred Mortgage Loans shall be March 1, 1997.

                  All terms and conditions of the Master Transfer
Agreement are hereby incorporated herein; provided that in the event of any conflict the provisions of this Conveyance
Agreement shall control over the conflicting provisions of the Master Transfer Agreement.

                  For purposes of this Conveyance Agreement, the "related Advanta Pooling Agreement" with respect to the Transferred Mortgage Loans is the Pooling and Servicing
Agreement dated as of March 1, 1997 by and among the Sponsor, Advanta Mortgage Corp. USA and Bankers Trust Company of
California, N.A.

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                  Terms capitalized herein and not defined herein
shall have their respective meanings as set forth in the Mortgage Transfer Agreement.

                                      ADVANTA MORTGAGE CORP. USA
                                      ADVANTA MORTGAGE CORP. MIDATLANTIC
                                      ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                      ADVANTA MORTGAGE CORP. MIDWEST
                                      ADVANTA MORTGAGE RECEIVABLES, INC.
                                      ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                      ADVANTA MORTGAGE CORP. NORTHEAST
                                      ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                                      ADVANTA FINANCE CORP.
                                      ADVANTA NATIONAL BANK USA,
                                        as Affiliated Originators


                                      By:_____________________________
                                         Name:  Mark T. Dunsheath
                                         Title: Vice President

                                      ADVANTA MORTGAGE CONDUIT SERVICES,
                                        INC., as Sponsor


                                      By:_____________________________
                                         Name:  Mark T. Dunsheath
                                         Title: Vice President


                                      BANKERS TRUST COMPANY OF CALIFORNIA,
                                      N.A. as Trustee


                                      By:_____________________________





Dated: March 31, 1997

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